UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 10, 2026

Arrive AI Inc.

(Exact Name of Registrant as Specified in Charter)

001-42645

(Commission File Number)

Delaware	85-0935006
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

9100 Fall View Drive

Fishers, IN 46037

(Address of principal executive offices, with zip code)

(463) 270-0092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During preparation of the Arrive AI Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2025, the Company identified a potential accounting error in the reported values related to the Convertible Notes (the “Note”) under the Securities Purchase Agreement with Streeterville Capital, LLC (“Streeterville”). Specifically, the conversion feature of the Note contains an embedded derivative under Accounting Standards Codification (ASC) 815-40, Derivatives and Hedging. The restatement has a non-cash impact on the reported results, but will impact the reported net income, balance sheet presentation and footnote disclosures. The Company has engaged a third-party valuation firm to determine the appropriate fair value for the instrument. The results of this analysis, and the financial statement adjustments will be evaluated by the Company’s independent auditors, and their derivative experts.

As a result of the foregoing, the Company has determined, and under the advisement of its auditors, that the Company’s previously issued financial statements, contained within its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025 and June 30, 2025 should no longer be relied upon due to errors in such financial statements. Therefore, a restatement of these prior financial statements is required. Accordingly, the Company intends to restate the aforementioned financial statements by amending its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025 and June 30, 2025, as soon as reasonably practicable.

The Company has remediated the accounting error in the reported values related to the Note under the Securities Purchase Agreement with Streeterville in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Director Appointment

On April 10, 2026, the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company appointed Michael Fitz as a member of the Board, effective April 16, 2026.

In connection with Mr. Fitz’s appointment to the Board and in accordance with the Company’s standard compensation arrangements for non-employee directors, Mr. Fitz will be entitled to an annual cash retainer of $40,000. Additionally, Mr. Fitz will be entitled to equity compensation in the form of restricted stock units (“RSUs”) valued at $150,000 annually, vesting one year from the grant date, and issued quarterly. Mr. Fitz is also entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with Board services, upon submission of proper documentation.

A copy of the press release announcing the appointment of Mr. Fitz to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIVE AI, INC.

Date: April 14, 2026	By:	/s/ Daniel S. O’Toole
Daniel S. O’Toole
Chief Executive Officer

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